EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84008) of Anchor Financial Corporation of our report dated February 5, 1997 appearing on page 34 of the 1996 Annual Report to Shareholders which in incorporated in this Annual Report on Form 10-K.


(Signature of Price Waterhouse LLP)
PRICE WATERHOUSE LLP

Columbia, South Carolina
March 25, 1997


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